UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 8, 2012

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N86 W12500 Westbrook Crossing
Menomonee Falls, Wisconsin 53051

Mailing address:  P.O. Box 3241, Milwaukee, Wisconsin  53201

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (262) 293-1500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Compensation Recoupment Policy.

On August 8, 2012, the Board of Directors (the “Board”) of Actuant Corporation (the “Company”) adopted a compensation recoupment policy that is applicable to its executive officers.  Under the terms of the compensation recoupment policy, in cases of a material quarterly or annual financial statement restatement where an executive officer’s fraud or misconduct contributed to the restatement, the Board (or the Compensation Committee if delegated by the Board) may determine to recoup any bonuses or awards under the Company’s short and long-term incentive compensation plans, including grants and awards under the Company’s performance equity incentive plans, which were paid (or earned and deferred) or vested (including gains from the sale of vested shares) based upon the achievement of certain financial results to the extent that the amount of such compensation would have been lower if the financial results had been as restated and may seek to cancel equity awards (options, restricted shares, restricted stock units and performance units) where the financial results of the Company that were subsequently restated were considered in granting such awards.

A copy of the Company’s compensation recoupment policy is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Anti-Hedging Policy.

On August 8, 2012, the Board adopted an amendment to the Company’s insider trading policy to implement an anti-hedging policy that is applicable to its directors, officers, leadership team members and their family members.  Under the terms of the anti-hedging policy, such persons are prohibited from engaging in short sales, hedging and non-monetized transactions, such as zero-cost collars, forward sales contracts or other similar instruments, with respect to the Company’s stock.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Actuant Corporation Executive Incentive Compensation Recoupment Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: August 21, 2012
/s/ Andrew G. Lampereur
Name: Andrew G. Lampereur Title: Executive Vice President and Chief Financial Officer